Exhibit 99.1

News Release
For Immediate Release: December 8, 2020
H&R Block Reports Revenue Growth in Fiscal 2021 Second Quarter
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today released its financial results1 for the fiscal 2021 second quarter ended October 31, 2020.
•Fiscal second quarter revenue growth of 10% to $177 million resulted from higher tax return volume in the U.S. and Canada, and an increase in small business payments processing and payroll volume at Wave.
•Pretax loss improved $24 million to $(237) million due to the increase in revenue as well as lower operating expenses. GAAP loss per share from continuing operations2 increased $0.24, to $(1.17), and adjusted non-GAAP loss per share3 increased $0.24, to $(1.09), due solely to a lower effective tax rate resulting from favorable tax planning. The negative impact of this tax rate change is unique to fiscal quarters in which the company reports a loss, as the impact will be favorable on a full fiscal year basis.
•The company repurchased and retired 9.5 million shares at an aggregate price of $150 million, or $15.83 per share.
•In a separate release, the company today announced the next phase of its strategic transformation as it continues to innovate to better serve customers in the core areas of small business, financial products, and consumer tax. Details of this strategy will be discussed during a virtual Investor Day hosted by the company today at 10:00 a.m. EST.
"The strong start to this fiscal year puts us on solid footing to execute against the next phase of our strategy during the second half of the year,” said Jeff Jones, H&R Block’s president and chief executive officer. “Through a client-centric and digital-first approach, we're innovating to solve financial problems for consumers and small business owners, as we drive toward long-term sustainable growth for H&R Block."
1    All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 All per share amounts are based on fully diluted shares at the end of the corresponding period.
3 The company reports non-GAAP financial measures of performance, including adjusted earnings per share (EPS), earnings before interest, tax, depreciation, and amortization (EBITDA) from continuing operations, and free cash flow, which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Fiscal 2021 Second Quarter Results From Continuing Operations

(in millions, except EPS)	Q2 FY2021	Q2 FY2020
Revenue	$177	$161
Pretax Loss	$(237)	$(261)
Net Loss	$(222)	$(184)
Weighted-Avg. Shares - Diluted	189.6	198.1
EPS[2]	$(1.17)	$(0.93)
Adjusted EPS[2,3]	$(1.09)	$(0.85)
EBITDA[3]	$(168)	$(197)

"We executed well for the first half of the fiscal year, delivering improved financial results as we head into the upcoming tax season," said Tony Bowen, H&R Block's chief financial officer. "Our plans for this fiscal year reflect our commitment to the financial principles of maintaining a strong balance sheet, investing in long-term growth opportunities, and returning capital to shareholders through dividends and share repurchases."
Key Financial Metrics
•Total revenues increased $16 million, or 10%, to $177 million due to higher tax return volume in the U.S. and Canada, and an increase in small business payments processing and payroll volume at Wave.
•Total operating expenses decreased $22 million, or 5%, to $382 million primarily due to lower travel, consulting, client claims and refunds, and depreciation and amortization.
•Pretax loss improved $24 million to $237 million.
•GAAP loss per share from continuing operations increased $0.24, to $(1.17), and adjusted non-GAAP loss per share increased $0.24, to $(1.09), due solely to a lower effective tax rate resulting from favorable tax planning. The negative impact of this tax rate change is unique to fiscal quarters in which the company reports a loss, as the impact will be favorable on a full fiscal year basis.
Capital Structure
The company also reported the following recent developments related to its capital structure:
•During the second quarter of fiscal 2021, the company repurchased and retired approximately 9.5 million shares at an aggregate price of $150 million, or $15.83 per share.
•As previously announced, a quarterly cash dividend of $0.26 per share is payable on January 4, 2021 to shareholders of record as of December 7, 2020. H&R Block has paid quarterly dividends consecutively since the company went public in 1962.
Discontinued Operations
On November 9, 2020, the court granted Sand Canyon's ("SCC") motion for summary judgment in both of the previously-disclosed Homeward cases and dismissed Homeward’s claims against SCC in their entirety. Additional information about SCC and the Homeward ruling, which Homeward has appealed, can be found in the company's Form 10-Q for the second quarter of fiscal 2021 expected to be filed with the SEC today, previously filed Forms 10-K and 10-Q, and other filings.

Virtual Investor Day
As previously announced, the company will host a virtual Investor Day event today to discuss the next phase of its strategic transformation, fiscal 2021 outlook, and a general business update. The meeting will be streamed live via the company’s events page on its investor relations website, located at https://investors.hrblock.com/financial-information/events-calendar, beginning at 10:00 a.m. EST.
Investor Day and earnings materials will be posted on the company’s investor relations website at https://investors.hrblock.com, with a webcast replay available at the same location.
About H&R Block
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation, financial products and small business solutions. The company blends digital innovation with the human expertise and care of its associates and franchisees as it helps people get the best outcome at tax time, and better manage and access their money year-round. Through Block Advisors and Wave, the company helps small business owners thrive with disruptive products like Wave Money, a small business banking and bookkeeping solution, and the only business bank account to manage bookkeeping automatically. For more information, visit H&R Block News or follow @HRBlockNews on Twitter.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. They also include the expected impact of the coronavirus (COVID-19) pandemic, including, without limitation, the impact on economic and financial markets, the Company’s capital resources and financial condition, the expected use of proceeds under the Company’s revolving credit facility, future expenditures, potential regulatory actions, such as extensions of tax filing deadlines or other related relief, changes in consumer behaviors and modifications to the Company’s operations related thereto. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2020 in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. In addition, factors that may cause the company’s actual estimated effective tax rate to differ from estimates include the company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the company has made, and future actions of the company. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Angela Davied, (816) 854-5798, angela.davied@hrblock.com

TABLES FOLLOW

CONSOLIDATED STATEMENTS OF OPERATIONS			(unaudited, in 000s - except per share amounts)
	Three months ended October 31,		Six months ended October 31,
	2020	2019	2020	2019

REVENUES:
Service revenues	$160,962	$139,648	$711,913	$271,807
Royalty, product and other revenues	15,588	21,153	65,667	39,356
	176,550	160,801	777,580	311,163
OPERATING EXPENSES:
Costs of revenues	245,055	253,206	560,091	482,598
Selling, general and administrative	136,842	150,334	269,880	266,470
Total operating expenses	381,897	403,540	829,971	749,068

Other income (expense), net	(819)	2,739	2,392	11,862
Interest expense on borrowings	(30,861)	(21,306)	(62,986)	(42,377)
Loss from continuing operations before income taxes (benefit)	(237,027)	(261,306)	(112,985)	(468,420)
Income taxes (benefit)	(14,547)	(77,752)	15,939	(139,142)
Net loss from continuing operations	(222,480)	(183,554)	(128,924)	(329,278)
Net loss from discontinued operations	(1,246)	(4,445)	(3,543)	(8,968)
NET LOSS	$(223,726)	$(187,999)	$(132,467)	$(338,246)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(1.17)	$(0.93)	$(0.68)	$(1.65)
Discontinued operations	(0.01)	(0.02)	(0.02)	(0.04)
Consolidated	$(1.18)	$(0.95)	$(0.70)	$(1.69)

WEIGHTED AVERAGE DILUTED SHARES	189,607	198,079	191,103	200,058

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	October 31, 2020	October 31, 2019	April 30, 2020

ASSETS
Cash and cash equivalents	$208,956	$245,312	$2,661,914
Cash and cash equivalents - restricted	178,368	176,332	211,106
Receivables, net	71,253	74,710	133,197
Prepaid expenses and other current assets	134,336	105,058	80,519
Total current assets	592,913	601,412	3,086,736
Property and equipment, net	164,742	206,216	184,367
Operating lease right of use asset	445,727	475,969	494,788
Intangible assets, net	390,371	425,377	414,976
Goodwill	727,483	815,331	712,138
Deferred tax assets and income taxes receivable	172,842	145,807	151,195
Other noncurrent assets	62,351	86,629	67,847
Total assets	$2,556,429	$2,756,741	$5,112,047
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$108,805	$111,439	$203,103
Accrued salaries, wages and payroll taxes	62,122	57,602	116,375
Accrued income taxes and reserves for uncertain tax positions	8,662	106,125	209,816
Current portion of long-term debt	—	648,651	649,384
Operating lease liabilities	191,114	162,897	195,537
Deferred revenue and other current liabilities	181,900	177,243	201,401
Total current liabilities	552,603	1,263,957	1,575,616
Long-term debt and line of credit borrowings	1,559,093	980,299	2,845,873
Deferred tax liabilities and reserves for uncertain tax positions	353,751	180,362	182,441
Operating lease liabilities	268,312	326,691	312,566
Deferred revenue and other noncurrent liabilities	102,636	81,179	124,510
Total liabilities	2,836,395	2,832,488	5,041,006
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,187	2,310	2,282
Additional paid-in capital	773,691	765,220	775,387
Accumulated other comprehensive loss	(31,707)	(21,817)	(51,576)
Retained earnings (deficit)	(335,617)	(122,535)	42,965
Less treasury shares, at cost	(688,520)	(698,925)	(698,017)
Total stockholders' equity (deficiency)	(279,966)	(75,747)	71,041
Total liabilities and stockholders' equity	$2,556,429	$2,756,741	$5,112,047

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Six months ended October 31,	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(132,467)	$(338,246)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	77,307	81,262
Provision	4,578	1,890
Deferred taxes	7,855	12,595
Stock-based compensation	14,935	16,094
Changes in assets and liabilities, net of acquisitions:
Receivables	51,584	71,859
Prepaid expenses, other current and noncurrent assets	(16,271)	13,889
Accounts payable, accrued expenses, salaries, wages and payroll taxes	(141,905)	(267,257)
Deferred revenue, other current and noncurrent liabilities	(41,855)	(74,996)
Income tax receivables, accrued income taxes and income tax reserves	(87,333)	(206,278)
Other, net	833	(4,128)
Net cash used in operating activities	(262,739)	(693,316)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(26,584)	(42,854)
Payments made for business acquisitions, net of cash acquired	(3,674)	(416,925)
Franchise loans funded	(11,922)	(16,021)
Payments from franchisees	18,321	7,902
Other, net	427	50,839
Net cash used in investing activities	(23,432)	(417,059)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of line of credit borrowings	(2,000,000)	—
Proceeds from line of credit borrowings	70,000	135,000
Repayments of long-term debt	(650,000)	—
Proceeds from issuance of long-term debt	647,965	—
Dividends paid	(100,198)	(104,063)
Repurchase of common stock, including shares surrendered	(153,154)	(190,369)
Proceeds from exercise of stock options	1,133	1,215
Other, net	(21,691)	(18,544)
Net cash used in financing activities	(2,205,945)	(176,761)

Effects of exchange rate changes on cash	6,420	1,053

Net decrease in cash and cash equivalents, including restricted balances	(2,485,696)	(1,286,083)
Cash, cash equivalents and restricted cash, beginning of period	2,873,020	1,707,727
Cash, cash equivalents and restricted cash, end of period	$387,324	$421,644

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$94,066	$54,109
Interest paid on borrowings	61,183	39,952
Accrued additions to property and equipment	3,092	3,409
New operating right of use assets and related lease liabilities	71,537	204,962

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended October 31,		Six months ended October 31,
	2020	2019	2020	2019
REVENUES:
U.S. assisted tax preparation	$48,922	$41,226	$386,650	$74,218
U.S. royalties	7,576	7,820	43,525	14,679
U.S. DIY tax preparation	5,055	4,541	72,650	7,951
International	48,858	44,926	116,676	85,507
Refund Transfers	1,192	791	11,745	2,300
Emerald Card®	9,795	8,616	26,850	22,471
Peace of Mind® Extended Service Plan	24,775	25,660	56,770	58,497
Tax Identity Shield®	4,835	4,648	14,202	9,170
Interest and fee income on Emerald AdvanceTM	501	485	1,164	1,039
Wave	14,327	10,902	26,394	14,527
Other	10,714	11,186	20,954	20,804
Total revenues	176,550	160,801	777,580	311,163
Compensation and benefits:
Field wages	61,007	60,993	179,549	114,796
Other wages	59,062	60,744	119,756	114,581
Benefits and other compensation	32,146	28,708	65,944	55,182
	152,215	150,445	365,249	284,559
Occupancy	97,758	97,530	197,058	189,682
Marketing and advertising	9,317	9,651	28,128	16,430
Depreciation and amortization	37,799	42,657	77,307	81,262
Bad debt	1,113	2,035	2,969	1,067
Other	83,695	101,222	159,260	176,068
Total operating expenses	381,897	403,540	829,971	749,068

Other income (expense), net	(819)	2,739	2,392	11,862
Interest expense on borrowings	(30,861)	(21,306)	(62,986)	(42,377)
Pretax loss	(237,027)	(261,306)	(112,985)	(468,420)
Income taxes (benefit)	(14,547)	(77,752)	15,939	(139,142)
Net loss from continuing operations	(222,480)	(183,554)	(128,924)	(329,278)
Net loss from discontinued operations	(1,246)	(4,445)	(3,543)	(8,968)
NET LOSS	$(223,726)	$(187,999)	$(132,467)	$(338,246)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(1.17)	$(0.93)	$(0.68)	$(1.65)
Discontinued operations	(0.01)	(0.02)	(0.02)	(0.04)
Consolidated	$(1.18)	$(0.95)	$(0.70)	$(1.69)

Weighted average diluted shares	189,607	198,079	191,103	200,058

EBITDA from continuing operations (1)	$(168,367)	$(197,343)	$27,308	$(344,781)

(1) See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

(in 000s)
	Three months ended October 31,		Six months ended October 31,
NON-GAAP FINANCIAL MEASURE - EBITDA	2020	2019	2020	2019

Net loss - as reported	$(223,726)	$(187,999)	$(132,467)	$(338,246)
Discontinued operations, net	1,246	4,445	3,543	8,968
Net loss from continuing operations - as reported	(222,480)	(183,554)	(128,924)	(329,278)
Add back:
Income taxes (benefit) of continuing operations	(14,547)	(77,752)	15,939	(139,142)
Interest expense of continuing operations	30,861	21,306	62,986	42,377
Depreciation and amortization of continuing operations	37,799	42,657	77,307	81,262
	54,113	(13,789)	156,232	(15,503)
EBITDA from continuing operations	$(168,367)	$(197,343)	$27,308	$(344,781)

(in 000s, except per share amounts)
	Three months ended October 31,		Six months ended October 31,
NON-GAAP FINANCIAL MEASURE - ADJUSTED EPS	2020	2019	2020	2019

Net loss from continuing operations - as reported	$(222,480)	$(183,554)	$(128,924)	$(329,278)

Adjustments:
Amortization of intangibles related to acquisitions (pretax)	17,306	19,579	35,883	35,818
Tax effect of adjustments (1)	(755)	(4,549)	(5,155)	(8,711)
Adjusted net loss from continuing operations	$(205,929)	$(168,524)	$(98,196)	$(302,171)

Diluted loss per share - as reported	$(1.17)	$(0.93)	$(0.68)	$(1.65)
Adjustments, net of tax	0.08	0.08	0.16	0.14
Adjusted loss per share	$(1.09)	$(0.85)	$(0.52)	$(1.51)

(1)Tax effect of adjustments is the difference between the tax provision calculated on a GAAP basis and on an adjusted non-GAAP basis.
NON-GAAP FINANCIAL INFORMATION
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business. We make adjustments for certain non-GAAP financial measures related to amortization of intangibles from acquisitions and goodwill impairments. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations, EBITDA margin from continuing operations, adjusted diluted earnings per share from continuing operations and free cash flow. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.